Exhibit 1

• Shares

TIDELANDS BANCSHARES, INC.

Common Stock
par value $0.01 per share

Underwriting Agreement

•, 2010

Sandler O’Neill & Partners, L.P.
919 Third Avenue, 6th Floor,
New York, New York  10022

Ladies and Gentlemen:

Tidelands Bancshares, Inc., a South Carolina corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Sandler O’Neill & Partners, L.P. (the “Underwriter”), an aggregate of • shares (the “Firm Shares”) and, at the election of the Underwriter, up to • additional shares (the “Optional Shares”) of the common stock, par value $0.01 per share (“Stock”) of the Company (the Firm Shares and the Optional Shares that the Underwriter elects to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”).

1.             (a)           The Company represents and warrants to, and agrees with, the Underwriter that:

(i)                      The Company satisfies the registrant eligibility requirements to incorporate information in the Form S-1 under the Securities Act of 1933, as amended (the “Act”) set forth in the General Instruction VII to such form; a registration statement on Form S-1 as amended on                            (File No. 333-165251) (collectively, the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement (including the documents incorporated by reference or deemed incorporated by reference therein) and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Act, which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; the Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, including the documents incorporated therein by reference, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; and such final prospectus, including the documents incorporated therein by reference, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”);

(ii)                     At the time of the original filing of the Registration Statement and at each Time of Delivery, the Company was not, is not and will not be an “ineligible issuer” as defined in Rule 405 under the 1933 Act;

(iii)                    No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;

(iv)                    The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; on the effective date and at any Time of Delivery (as defined in Section 4 hereof), the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and when filed and at any Time of Delivery, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein.  Each Preliminary Prospectus and the Prospectus when filed, if filed by electronic transmission, pursuant to EDGAR (except as may be permitted by Regulation S-T under the Act), was identical to the copy thereof delivered to the Underwriter for use in connection with the offer and sale of the Shares;

(v)                     As of the Applicable Time, neither (i) any Issuer-Represented General Use Free Writing Prospectuses issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus issued at or prior to the Applicable Time, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein.  As used in this paragraph and elsewhere in this Agreement:

“Applicable Time” means 5:00 p.m. (Eastern time) on the date of this Agreement.

“Statutory Prospectus” as of any time means the most recent Preliminary Prospectus that is included in the Registration Statement immediately prior to the Applicable Time, including the documents incorporated and deemed to be incorporated therein at such time.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“Issuer-Represented General Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II to this Agreement.

“Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Use Free Writing Prospectus.

(vi)                    Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Underwriter as described in Section 5(b), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement including the documents incorporated or deemed to be incorporated by reference therein; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;

(vii)                   The documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus, at the respective time they were or hereafter are filed with the Commission, complied, comply and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(viii)                  Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in each of the General Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in each of the General Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as set forth or contemplated in the each of the General Disclosure Package and the Prospectus, (A) there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, business prospects, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, taken as a whole, and (C) except for any dividends paid on the Fixed Rate Cumulative Perpetual Preferred Stock, Series T issued in connection with TARP, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.  As used in this paragraph, references to the General Disclosure Package and the Prospectus exclude any amendments or supplements thereto subsequent to the date of this Agreement;

(ix)                    The Company and its subsidiaries have good and marketable title in fee simple to all real property, if any, and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in each of the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(x)                     The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended and has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of South Carolina, with power and authority (corporate and other) to own its properties and conduct its business as described in each of the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(xi)                    Each subsidiary of the Company either has been duly incorporated and is validly existing as a corporation or a statutory business trust or, with respect to the Company’s subsidiary, Tidelands Bank (the “Bank”), has been duly chartered and is validly existing as a South Carolina state banking corporation, in each case in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in each of the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; the Bank does not have any subsidiaries; all of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are owned, directly or through other subsidiaries of the Company, by the Company, free and clear of any pledge, lien, encumbrance, claim or equity; the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s most recent Annual Report on Form 10-K filed with the Commission;

(xii)                   The Company has an authorized capitalization as set forth in each of the General Disclosure Package and the Prospectus under the caption “Capitalization,” and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws and conform to the description of the Stock contained in each of the General Disclosure Package and the Prospectus under the caption “Description of Capital Stock”; and no such shares were issued in violation of the preemptive or similar rights of any security holder of the Company; and no person has any preemptive or similar right to purchase any shares of capital stock or equity securities of the Company;

(xiii)                  The unissued Shares to be issued and sold by the Company to the Underwriter hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable and will conform to the description of the Stock contained in each of the General Disclosure Package and the Prospectus under the caption “Description of Capital Stock”;

(xiv)                  Except as described in each of the General Disclosure Package and the Prospectus, (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act or otherwise register any securities of the Company owned or to be owned by such person;

(xv)                   The issue and sale of the Shares by the Company and the compliance by the Company and the Bank with all of the provisions of this Agreement and the consummation of the transactions herein contemplated have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, the “Agreements and Instruments”), nor will any such action (A) result in any violation of the provisions of the articles of incorporation or charter (as applicable) or by-laws of the Company or any of its subsidiaries or any law, statute or any order, rule or regulation of any federal, state, local or foreign court, arbitrator, regulatory authority or governmental agency or body (each, a “Governmental Entity”) having jurisdiction over the Company or any of its subsidiaries or any of their properties or (B) constitute a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or other encumbrance upon any assets or operations of the Company or any subsidiary pursuant to, any of the Agreements and Instruments; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Entity is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, and except as may be required under the rules and regulations of the NASDAQ Global Market or Financial Industry Regulatory Authority (“FINRA”) and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary;

(xvi)                  Neither the Company nor any of its subsidiaries is (A) in violation of its articles of incorporation or charter, as applicable, or by-laws or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Agreements and Instruments, except, with respect to subsection (B), for such default that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(xvii)                 The statements set forth in each of the General Disclosure Package and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the capital stock of the Company, and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete, and the statements set forth in Part I, Item 1. Business, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 (which Annual Report is incorporated by reference into the Prospectus) under the caption “Supervision and Regulation,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete;

(xviii)                The financial statements included in each of the Registration Statement, the General Disclosure Package and the Prospectus, together with the supporting schedules, if any, and notes, present fairly the consolidated financial condition of the Company and its subsidiaries at the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified and no other financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package and the Prospectus.  Such financial statements and supporting schedules, if any, have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The summary financial information included in each of the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus.  To the extent applicable, all disclosures contained in each of the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” as such term is defined in the rules and regulations of the Commission comply with Regulation G of the 1934 Act, the 1934 Act Regulations and Item 10 of Regulation S-K.  Pro forma financial statements are not required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the Act, the rules and regulations thereunder or GAAP.  The financial projections included in any Issuer Represented General Use Free Writing Prospectus represent management’s good faith assessment of the Company’s future performance, and management has a reasonable basis for that assessment;

(xix)                   Each of the Company and its subsidiaries maintains a system of accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with the management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with the management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, except as described in the General Disclosure Package and the Prospectus, since the end of the Company’s most recent fiscal year, there has been (Y) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (Z) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xx)                    The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the 1934 Act.  Such disclosure controls and procedures (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s chief executive officer and its chief financial officer by others within those entities to allow timely decisions regarding disclosures, (B) have been evaluated for effectiveness as of the end of the most recent fiscal quarter and (C) are effective to perform the functions for which they were established.  The Company’s independent registered public accounting firm and the Audit Committee of the Board of Directors of the Company have been advised of (1) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data and (2) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting.  Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal control over financial reporting that have materially affected, or are reasonably likely to materially affect the Company’s internal control over financial reporting;

(xxi)                   Except as disclosed in each of the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently relates to or restricts in any material respect the conduct of their business or that in any manner relates to their capital adequacy, credit policies or management (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement.  There is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect.  As used herein, the term “Regulatory Agency” means any Governmental Entity having supervisory or regulatory authority with respect to the Company or any of its subsidiaries, including, but not limited to, any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits;

(xxii)                  Except as disclosed in each of the General Disclosure Package and the Prospectus, the Company and its subsidiaries are conducting their respective businesses in compliance with all statutes, laws, rules, regulations, judgments, decisions, directives, orders and decrees of any Governmental Entity (including, without limitation, all regulations and orders of, or agreements with, the Board of Governors of the Federal Reserve system (the “FRB”), the South Carolina Commissioner of Banking and the Federal Deposit Insurance Corporation (the “FDIC”)) applicable to them, except where the failure to so comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any communication from any Governmental Entity asserting that the Company or any of its subsidiaries is not in compliance with any statute, law, rule, regulation, judgment, decision, directive, order or decree;

(xxiii)                 Other than as set forth in each of the General Disclosure Package and the Prospectus, there are no legal or governmental actions, suits, investigations or proceedings before or by any Governmental Entity, now pending or, to the Company’s knowledge, threatened or contemplated by Governmental Entities or threatened by others, to which the Company or any of its subsidiaries is a party or of which any property or asset of the Company or any of its subsidiaries is the subject (A) that are required to be disclosed in the

Registration Statement  or the Prospectus or any documents incorporated or deemed to be incorporated by reference in either of the foregoing by the Act, the 1934 Act or by the rules and regulations of the Commission thereunder and not disclosed therein or (B) which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there are no contracts or documents of the Company or any of its subsidiaries that are required to be described in the Registration Statement or to be filed as exhibits thereto by the Act, the 1934 Act or by the rules and regulations of the Commission thereunder which have not been so described and filed;

(xxiv)                Each of the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by the Company or its subsidiaries; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failures so to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect;

(xxv)                 Each of the Company and its subsidiaries is in compliance with all applicable federal, state and local environmental laws and regulations, including, without limitation, those applicable to emissions to the environment, waste management, and waste disposal (each an “Environmental Law”), except where such noncompliance would not reasonably be expected to have a Material Adverse Effect, or except as disclosed in each of the General Disclosure Package and the Prospectus, and to the knowledge of the Company, there are no circumstances that would prevent, interfere with or materially increase the cost of such compliance in the future;

(xxvi)                To the knowledge of the Company, under applicable law, there are no past or present actions, activities, circumstances, events or incidents, including, without limitation, releases of any material into the environment, that are reasonably likely to form the basis of any claim under any Environmental Law, including common law, against the Company or its subsidiaries, which would be reasonably likely to have a Material Adverse Effect;

(xxvii)               The statistical and market related data contained in each of the General Disclosure Package, the Prospectus or the Registration Statement are based on or derived from sources which the Company believes are reliable and accurate;

(xxviii)              This Agreement has been duly authorized, executed and delivered by the Company;

(xxix)                 Neither the Company, nor, to the Company’s knowledge, any affiliate of the Company nor any person acting on their behalf has taken, nor will the Company take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(xxx)                  The Company is not and, after giving effect to the offering and sale of the Shares, and after receipt of payment for the Shares and the application of such proceeds as described in each of the General Disclosure Package and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xxxi)                 Elliott Davis, LLC, who have certified the financial statements and supporting schedules of the Company and its subsidiaries, included in the Registration Statement, the General Disclosure Package and the Prospectus are independent registered public accountants as required by the Act, the 1934 Act and the rules and regulations of the Commission thereunder, and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 with respect to the Company;

(xxxii)                No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, that could have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in each of the General Disclosure Package and the Prospectus;

(xxxiii)               The Company and each of its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and, to the knowledge of the Company, customary in the business in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

(xxxiv)               The Company has filed all foreign, federal, state and local tax returns that are required to be filed or is eligible for, and has requested, extensions thereof, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect;

(xxxv)                Except as disclosed in each of the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as set forth or contemplated in each of the General Disclosure Package and the Prospectus; and the Company is not prohibited or restricted, directly or indirectly, from paying any dividends or making other distributions on the Common Stock;

(xxxvi)               Any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, any of the subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA; “ERISA Affiliate” means, with respect to the Company or any subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member; no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, any of the subsidiaries or any of their ERISA Affiliates; no “employee benefit plan” established or maintained by the Company, any of the subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA); none of the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the Code; each “employee benefit plan” established or maintained by the Company, any of the subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred whether by action or failure to act, which would cause the loss of such qualification;

(xxxvii)              The Company and its subsidiaries own, or have valid, binding enforceable and sufficient licenses or other rights to use the patents and patent applications, copyrights, trademarks, service marks, trade names, technology, know-how (including common law rights, trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property necessary or used in any material respect to conduct their business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in each of the General Disclosure Package and the Prospectus or otherwise necessary or used in connection with the commercialization of the existing products of the Company and its subsidiaries and the products described in each of the General Disclosure Package and the Prospectus as being under development (collectively, the “Company Intellectual Property”);

except as would not reasonably be expected to have a Material Adverse Effect, the Company Intellectual Property is valid, subsisting and enforceable, and none of the patents owned or licensed by the Company or any of its subsidiaries is unenforceable or invalid, and none of the patent applications owned or licensed by the Company or any of its subsidiaries would be unenforceable or invalid if issued as patents; the Company and its subsidiaries, and to the Company’s knowledge, their licensors, have complied with the duty of candor and disclosure of the U.S. Patent and Trademark Office and any similar foreign intellectual property office (collectively, the “Patent Offices”); neither the Company nor its subsidiaries have infringed or otherwise violated any intellectual property rights of any third person or have breached any contract in connection with which any Company Intellectual Property is provided to the Company and its subsidiaries; neither the Company nor any of its subsidiaries is obligated to pay a royalty, grant a license, or provide other consideration to any third party in connection with the Company Intellectual Property other than as disclosed in each of the General Disclosure Package and the Prospectus; no person has asserted or, to the Company’s knowledge, threatened to assert any claim against, or notified, the Company (or any of its subsidiaries) that (A) the Company or any of its subsidiaries has infringed or otherwise violated any intellectual property rights of any third person, (B) the Company or any of its subsidiaries is in breach or default of any contract under which any Company Intellectual Property is provided, (C) such person will terminate a contract described in clause (B) or adversely alter the scope of the rights provided thereunder or (D) otherwise concerns the ownership, enforceability, validity, scope, registerability, interference, use or the right to use, any Company Intellectual Property (other than a patent office review of pending applications in the ordinary course); to the knowledge of the Company, no third party is infringing or otherwise violating any of the Company Intellectual Property owned by the Company or any of its subsidiaries, except as would not reasonably be expected to have a Material Adverse Effect;

(xxxviii)             Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(xxxix)               The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(xl)                    No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Act or the 1934 Act to be described in each of the General Disclosure Package, the Prospectus and, in each case, the documents incorporated or deemed to be incorporated by reference therein and that is not so described;

(xli)                   Except as described in each of the General Disclosure Package and the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses;

(xlii)                  The Company is in compliance with the provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder applicable to it; and the Company is in compliance with the applicable rules and regulations of the NASDAQ Global Market System (“NASDAQ”);

(xliii)                 Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (A) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriter and (B) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of the Underwriter;

(xliv)                 The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares;

(xlv)        No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package, the Prospectus and any Issuer-Represented Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(xlvi)       Each of the Company and its subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity) free and clear of any security interest, mortgage, pledge, lien, encumbrance or other restriction of any kind, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or any of its subsidiaries and except for such defects in title or security interests, mortgages, pledges, liens or encumbrances or other restrictions of any kind that would not be material to the Company and its subsidiaries; such securities are valued on the books of the Company and its subsidiaries in accordance with GAAP; and

(xlvii)      Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its subsidiaries or for the account of a customer of the Company or one of its subsidiaries, were entered into in the ordinary course of business and in accordance with prudent business practice and applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time.  The Company and each of its subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

(b)           The Bank represents and warrants to, and agrees with, the Underwriter that:

(i)                      The Bank has been duly chartered and is validly existing as a South Carolina banking corporation in good standing under the laws of the State of South Carolina, with power and authority (corporate and other) to own its properties and conduct its business as described in each of the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(ii)                     Neither the Bank nor any of its subsidiaries is in violation of its charter, by-laws or other charter documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Bank or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property of the Bank or any of its subsidiaries is subject; and

(iii)                    The execution, delivery and performance of this Agreement by the Bank and the compliance by the Bank with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Bank or any of its subsidiaries is a party or by which the Bank or any of its subsidiaries is bound or to which any of the property or assets of the Bank or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter of the Bank or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Bank or any of its subsidiaries or any of their properties.

2.             Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase (i) • shares of the Firm Shares from the Company, at a purchase price per share of $• ($•, less an underwriting discount of $•) and (ii) • shares of the Firm Shares (such shares being reserved for sale to directors, officers and employees of the Company) from the Company, at a purchase price per share of $• ($• less an underwriting discount of $•) and (b) in the event and to the extent that the Underwriter shall exercise its election to purchase Optional Shares as provided below, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees, to purchase from the Company, at the purchase price per share set forth in the paragraph immediately below that portion of the number of Optional Shares as to which such election shall have been exercised.

The Company hereby grants to the Underwriter the right to purchase at its election up to • Optional Shares, at a purchase price per share of $• ($•, less an underwriting discount of $•), for the sole purpose of covering over-allotments in the sale of the Firm Shares.  Any such election to purchase Optional Shares may be exercised only by written notice from the Underwriter to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Underwriter but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Underwriter and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.             Upon the authorization by the Company of the release of the Firm Shares, the Underwriter proposes to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.             (a)           The Shares to be purchased by the Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours prior notice to the Company shall be delivered by or on behalf of the Company to the Underwriter, through the facilities of the Depository Trust Company (“DTC”), for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of federal (same day) funds to the account specified by the Company, to the Underwriter at least 48 hours in advance.  The Company will cause the certificates representing the Shares to be made available for checking and packaging at least 24 hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., Eastern Time, on •,2010 or such other time and date as the Underwriter and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Underwriter in the written notice given by the Underwriter of the Underwriter’s election to purchase such Optional Shares, or such other time and date as the Underwriter and the Company may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b)                           The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriter pursuant to Section 7(k) hereof, will be delivered at the offices of Troutman Sanders LLP, 600 Peachtree Street, NE, Suite 5200, Atlanta, Georgia 30308 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery.  A meeting will be held at the Closing Location at 10:00 a.m., Eastern Time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.             The Company agrees with the Underwriter:

(a)                           To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by the Underwriter promptly after reasonable notice thereof; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, Issuer-Represented Free Writing Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus or Prospectus (in each case, including any document incorporated or deemed to be incorporated by reference therein) or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, Issuer-Represented Free Writing Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(b)                           If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Underwriter so that any use of such Issuer-Represented Free-Writing

Prospectus may cease until it is amended or supplemented and the Company has promptly amended or supplemented or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein.

(c)                           The Company represents and agrees that, unless it obtains the prior written consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.  The Company represents that it has satisfied the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(d)                           Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e)                           Prior to 10:00 a.m., Eastern Time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriter with copies of the Prospectus in New York City in such quantities as the Underwriter may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act or the 1934 Act, to notify the Underwriter and upon its request to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case the Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Underwriter’s request but at its expense, to prepare and deliver to the Underwriter as many copies as it may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f)                            To make generally available to its shareholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

(g)                           During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to, and not to allow any of its directors or executive officers to, offer, sell, agree to sell, contract to sell hypothecate, pledge, grant any option to purchase, make any short sale, or otherwise dispose of or hedge, directly or indirectly, except as provided hereunder any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to stock options existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement) or publicly announce an intention to effect any such transaction, without your prior written consent; provided, however, that if:  (1) during the last 17 days of such 90-day period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of such 90-day period, the Company announces that it will release earnings results or becomes aware that material news or a material event relating to the Company will occur during the 16-day-period beginning on the last day of such 90-day period, the restrictions imposed by this Section 5(g) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event;

(h)                           During a period of five years from the effective date of the Registration Statement, to furnish to its shareholders, as soon as practicable after the end of each fiscal year, an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by an independent registered public accounting firm) and, as soon as practicable after the end of each of the first three quarters of each fiscal year, to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(i)                            During a period of five years from the effective date of the Registration Statement, to furnish to the Underwriter copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Underwriter (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Underwriter may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); for purposes of this paragraph, the filing of such documents via EDGAR shall be considered delivery to the Underwriter;

(j)                            To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in each of the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”;

(k)                           If the Company elects to rely on Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(l)                            To use its best efforts to list for quotation the Shares on the NASDAQ;

(m)                          During the period beginning on the date hereof and ending on the later of the fifth anniversary of the First Time of Delivery or the date on which the Underwriter receives full payment in satisfaction of any claim for indemnification or contribution to which it may be entitled pursuant to Section 8 of this Agreement, neither the Company nor the Bank shall, without the prior written consent of the Underwriter, take or permit to be taken any action that could result in the Bank’s common stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance (except for those in existence prior to the date of this Agreement and disclosed to the Underwriter in writing prior to the date hereof); provided, however, that this covenant shall be null and void if the FRB, the FDIC, or any other federal agency having jurisdiction over the Bank, by regulation, policy statement or interpretive release or by written order or written advice addressed to the Bank and specifically addressing the provisions of Section 8 hereof, permits indemnification of the Underwriter by the Bank as contemplated by such provisions;

(n)                           To file with the Commission such information on Form 10-K or Form 10-Q as may be required by Rule 463 under the Act;

(o)                           To comply, and to use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply, in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder; and

(p)                           During the term of the Underwriter’s engagement hereunder, and for a period of 12 months thereafter, the Underwriter shall have the right of first refusal to act as lead manager or lead placement agent, as the case may be, in any capital raising transactions entered into by the Company (a “Capital Raising Transaction”) or as financial advisor to the Company in any Business Combination (as defined below) entered into by the Company, in each case, in which the Company has determined to retain the services of a lead manager, lead placement agent or financial advisor, as the case may be; provided, that (x) if the offering is not consummated due to market conditions or if the Underwriter otherwise decides not to consummate the offering or (y) if the offering is consummated but the gross proceeds of the offering (including the exercise of any overallotment option) are materially less than the amount of the estimated gross proceeds set forth in the “Use of Proceeds” section of the Prospectus first used to solicit offers for the Shares, the Underwriter will not have the right of first refusal to act as the lead manager of any subsequent public offering of Stock.  If during this period (i) the Company pursues a Capital Raising Transaction (other than a subsequent public offering of Stock under the circumstances described in the proviso in the preceding sentence) or a Business Combination with the assistance of another lead manager, lead placement agent or financial advisor, as the case may be, and (ii) the Underwriter was not offered the right of first refusal as described in the preceding sentence, the Underwriter will receive from the Company a payment for the waiver or termination of such right of first refusal, the amount of which will be negotiated at such time and shall be in accordance with market and competitive practices at such time.  As used in this letter, the term “Business Combination” means (a) any merger, consolidation, reorganization or other business combination pursuant to which the business of a second party is combined with or comes under common control with that of the Company, or (b) the acquisition, directly or indirectly, by a second party of more than 24.9% of the capital stock, or all or a substantial portion of the assets of the Company, by way of tender or exchange offer, negotiated purchase or otherwise, whether effected, in any such case, in one transaction or a series of transactions.

6.             The Company covenants and agrees with the Underwriter that the Company will pay or cause to be paid the following: (i) the reasonable out-of-pocket expenses incurred by the Underwriter in connection with the transactions contemplated hereby (regardless of whether the sale of the Shares is consummated), including, without limitation, disbursements, fees and expenses of the Underwriter’s counsel and marketing, syndication and travel expenses, up to a maximum of $225,000; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (iii) the cost of producing closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey (v) all fees and expenses in connection with listing the Shares on NASDAQ; (vi) the filing fees incident to, and the fees and disbursements of counsel for the Underwriter in connection with, securing any required review by FINRA of the terms of the sale of the Shares; (vii) the cost of preparing stock certificates; (viii) the cost and charges of any transfer agent or registrar; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

7.             The obligations of the Underwriter hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                           The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof (or a post-effective amendment shall have been filed and declared effective in accordance with the requirements of Rule 430A); if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Eastern Time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and the FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements

(b)                           Troutman Sanders LLP, counsel for the Underwriter, shall have furnished to the Underwriter such written opinion or opinions, dated such Time of Delivery, with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement, the Prospectus as amended or supplemented and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)                           Nelson Mullins Riley & Scarborough LLP, counsel for the Company, shall have furnished to the Underwriter their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Annex II hereto and to such further effect as counsel to the Underwriter may reasonably request;

(d)                           On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., Eastern Time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Elliott Davis, LLC shall have furnished to the Underwriter a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto;

(e)                           Neither the Company nor any of its subsidiaries shall have sustained (i) since the date of the latest audited financial statements included in each of the General Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in each of the General Disclosure Package and the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in each of the General Disclosure Package and the Prospectus, the effect of which, in any such case described in Clause (i) or (ii), is in the sole judgment of the Underwriter so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in each of the General Disclosure Package and the Prospectus.  As used in this paragraph, references to the General Disclosure Package and the Prospectus exclude any amendments or supplements thereto subsequent to the date of this Agreement;

(f)                            On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(g)                           On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or South Carolina State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis, if the effect of any such event specified in this Clause (iv) in the sole judgment of the Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h)                           The Shares to be sold at such Time of Delivery shall have been duly listed on NASDAQ;

(i)                            The Company has obtained and delivered to the Underwriter executed copies of an agreement from the shareholders listed on Schedule I hereto, substantially to the effect set forth in Subsection 5(g) hereof in form and substance satisfactory to you;

(j)                            The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(k)                           The Company shall have furnished or caused to be furnished to the Underwriter at such Time of Delivery certificates of officers of the Company satisfactory to the Underwriter as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as the Underwriter may reasonably request.

8.             (a)           The Company and the Bank, jointly and severally, shall indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor the Bank shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein (provided that the Company and the Underwriter hereby acknowledge and agree that the only information that the Underwriter have furnished to the Company specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, are (i) the concession and reallowance figures appearing in the Prospectus in the section entitled “Underwriting,” (ii) the • sentence of the • paragraph under the section entitled “Underwriting” relating to the Underwriter’s reservation of the right to withdraw, cancel or modify the offer contemplated by this Agreement and to reject orders in whole or in part, (iii) the • paragraph under the section entitled “Underwriting” relating to stabilization transactions, over-allotment transactions, syndicate covering transactions and penalty bids in which the Underwriter may engage and (iv) the • sentence of the • paragraph relating to the effecting of stabilization transactions, syndicate covering transactions and penalty bids (collectively, the “Underwriter’s Information”).

Notwithstanding the foregoing, the indemnification provided for in this paragraph (a) shall not apply to the Bank to the extent prohibited by Section 23A of the Federal Reserve Act, as determined by a written legal opinion or other formal written interpretation by the staff of the Federal Reserve that is not subsequently overturned by a judgment by a court of competent jurisdiction.

(b)                           The Underwriter shall indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus, or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any such amendment or supplement, in reliance upon and in conformity with the Underwriter’s Information furnished to the Company by the Underwriter expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)                           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                           If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriter agrees that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)                           The obligations of the Company and the Bank under this Section 8 shall be in addition to any liability which the Company and the Bank may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the Act) the Underwriter, or any of the respective partners, directors, officers and employees of the Underwriter or any such controlling person; and the obligations of the Underwriter under this Section 8 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration

Statement as about to become a director of the Company), each officer of the Company who signs the Registration Statement and to each person, if any, who controls the Company or the Bank, as the case may be, within the meaning of the Act.

9.             The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

10.           If this Agreement is terminated  and any Shares are not delivered by or on behalf of the Company as provided herein, neither the Company nor the Bank shall then be under any liability to any Underwriter except as provided in Sections 5(p), 6 (in the case of the Company) and 8 (in the case of the Company and the Bank).

11.           The Company acknowledges and agrees that:

(a)                   In connection with the sale of the Shares, the Underwriter has been retained solely to act as underwriter, and no fiduciary, advisory or agency relationship between the Company and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement;

(b)                   The price per Share set forth in Section 2 of this Agreement was established following discussions and arms-length negotiations between the Company and the Underwriter, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)                   The Company has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)                   The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

12.           All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to the Underwriter at 919 Third Avenue, 6th Floor, New York, NY 10022, Attention: General Counsel; and if to the Company or to the Bank  shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention: Robert E. Coffee, Jr., President and

Chief Executive Officer, with a copy to Neil E. Grayson, Nelson, Mullins Riley & Scarborough LLP, 104 South Main Street, Suite 900, Greenville, South Carolina, 29601.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13.           This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company, the Bank and, to the extent provided in Sections 8 and 9 hereof, the officers and directors of the Company and of the Bank and each person who controls the Company, the Bank or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14.           Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C.  is open for business.

15.           This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16.           This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriter, the Company and the Bank.

Very truly yours,

TIDELANDS BANCSHARES, INC.

By:
		Name:	Robert E. Coffee, Jr.
		Title:	President and Chief Executive Officer

TIDELANDS BANK

By:
		Name:	Robert E. Coffee, Jr.
		Title:	President and Chief Executive Officer

Accepted as of the date hereof:

SANDLER O’NEILL & PARTNERS, L.P.,

By:	Sandler O’Neill & Partners Corp.,
the sole general partner

By:
Name:
Title: